 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2016

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on July 26, 2015, Amyris, Inc. (the “Company”) entered into a Letter Agreement with Total Energies Nouvelles Activités USA (formerly known as Total Gas & Power USA, SAS) (“Total”) (as amended on February 12, 2016, the “Letter Agreement”) regarding the restructuring of the ownership and rights of Total Amyris BioSolutions B.V. (“TAB”), the jointly owned entity incorporated on November 29, 2013 to house a fuels joint venture between the Company and Total (the “Restructuring”), pursuant to which the parties agreed to enter into an Amended & Restated Jet Fuel License Agreement between the Company and TAB (the “Jet Fuel Agreement”), a License Agreement regarding Diesel Fuel in the European Union (“EU”) between the Company and Total (the “EU Diesel Fuel Agreement”, and together with the Jet Fuel Agreement, the “Commercial Agreements”), and an Amended and Restated Shareholders’ Agreement among the Company, Total and TAB (together with the Commercial Agreements, the “Restructuring Agreements”), and file a Deed of Amendment of Articles of Association of TAB, all in order to reflect certain changes to the ownership structure of TAB and license grants and related rights pertaining to TAB. The entry into the Letter Agreement and the proposed Restructuring were previously reported in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2015 and February 19, 2016, which are incorporated herein by reference.

On March 21, 2016, the Company, Total and TAB closed the Restructuring and entered into the Restructuring Agreements.

Under the Jet Fuel Agreement, (a) the Company granted exclusive (excluding its Brazil jet fuel business), world-wide, royalty-free rights to TAB for the production and commercialization of farnesene- or farnesane-based jet fuel, (b) the Company granted TAB the option, until March 1, 2018, to purchase the Company’s Brazil jet fuel business at a price based on the fair value of the commercial assets and on the Company’s investment in other related assets, (c) the Company granted TAB the right to purchase farnesene or farnesane for its jet fuel business from the Company on a “most-favored” pricing basis and (d) all rights to farnesene- or farnesane-based diesel fuel previously granted to TAB by the Company reverted back to the Company.

Upon all farnesene- or farnesane-based diesel fuel rights reverting back to the Company, the Company granted to Total, pursuant to the EU Diesel Fuel Agreement, (a) an exclusive, royalty-free license to offer for sale and sell farnesene- or farnesane-based diesel fuel in the EU, (b) the right to make farnesene or farnesane anywhere in the world, provided Total must (i) use such farnesene or farnesane to produce diesel fuel to offer for sale or sell in the EU and (ii) pay the Company a to-be-negotiated, commercially reasonable, “most-favored” basis royalty and (c) the right to purchase farnesene or farnesane for its EU diesel fuel business from the Company on a “most-favored” pricing basis.

In addition, as part of the closing of the Restructuring and pursuant the Letter Agreement, on March 21, 2016, the Company sold to Total one half of the Company’s ownership stake in TAB (giving Total an aggregate ownership stake of 75% of TAB and giving the Company an aggregate ownership stake of 25% of TAB) in exchange for Total cancelling (i) approximately $1.3 million of certain convertible notes held by Total (the “R&D Notes”) previously issued under a Securities Purchase Agreement, dated as of July 30, 2012 (the “Purchase Agreement”), by and between the Company and Total, plus all paid-in-kind and accrued interest under all outstanding R&D Notes (including all such interest that was outstanding as of July 29, 2015) and (ii) a note in the principal amount of Euro 50,000, plus accrued interest, issued by the Company to Total in connection with the original TAB capitalization. To satisfy its purchase obligation above, Total surrendered to the Company the remaining R&D Note of approximately $5 million in principal amount, and the Company executed and delivered to Total a new, senior convertible note (the “Note”) in the principal amount of $3.7 million.

Other than it is unsecured and its payment terms are severed from TAB’s business performance, the Note contains substantially similar terms and conditions to the R&D Notes. The Note has a March 1, 2017 maturity date and an initial conversion price equal to $3.08 per share of the Company’s common stock (the “Common Stock”), which is subject to adjustment for proportional adjustments to outstanding Common Stock and under anti-dilution provisions in case of certain dividends and distributions. The Note becomes convertible into Common Stock (i) within 10 trading days prior to maturity, (ii) on a change of control of the Company, and (iii) on a default by the Company. The Note bears interest at a rate of 1.5% per year (with a default rate of 2.5% per year), accruing from March 21, 2016 and payable at maturity or on conversion of the Note or a change of control of the Company where Total exercises its right to require the Company to repurchase the Note at a price equal to 101% of the principal amount of the Note. The Purchase Agreement and Note include covenants regarding, among other things, payment of interest, maintenance of the Company’s listing status, limitations on debt and liens, maintenance of corporate existence, and filing of SEC reports. The Note contains standard events of default, including failure to pay, bankruptcy and insolvency, cross-defaults, and breaches of the covenants in the Purchase Agreement and the Note (and other notes issued under the Purchase Agreement), with added default interest rates and associated cure periods applicable to the covenant regarding SEC reporting.

As a result of, and in order to reflect, the changes to the ownership structure of TAB described above, on March 21, 2016, the Company, Total and TAB entered into an Amended and Restated Shareholders’ Agreement and filed a Deed of Amendment of Articles of Association of TAB. The entry into the Shareholders’ Agreement and the Articles of Association of TAB were previously reported in the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2013, which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Restructuring, on March 21, 2016, the Company and Total entered into a termination agreement to terminate in its entirety, effective March 21, 2016, the Amended and Restated Master Framework Agreement, dated December 2, 2013 and amended on April 1, 2015, between the Company and Total. The entry into the Amended and Restated Master Framework Agreement was previously reported in the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2013, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Note was issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: March 24, 2016	By:	/s/ Nicholas Khadder
Nicholas Khadder
SVP, Corporate Secretary, and General Counsel